Exhibit 10.269

SIXTH LEASE AMENDMENT TO LEASE AGREEMENT

THIS SIXTH LEASE AMENDMENT TO LEASE AGREEMENT (hereinafter referred to as the “Amendment”) is made as of the 6th day of February 2006, by and between DUKE REALTY LIMITED PARTNERSHIP, an Indiana limited partnership doing business in North Carolina as Duke Realty of Indiana Limited Partnership (hereinafter referred to as “Landlord”) and PPD DEVELOPMENT LP, a Texas limited partnership and successor in interest to PPD Development, Inc. (hereinafter referred to as “Tenant”).

WITNESSETH:

WHEREAS, pursuant to a Lease Agreement dated January 28, 1998 by and between Landlord and Tenant, and as amended by that certain First Amendment to Lease Agreement dated July 9, 1997, and as amended by that certain Second Amendment to Lease Agreement dated June 26, 1998, and as amended by that certain First Amendment to Lease Agreement dated February 18, 1999, and as amended by that certain Fourth Amendment to Lease Agreement July 6, 1999, and as further amended by that certain Fifth Amendment to Lease Agreement dated October 1, 2002 (collectively the Lease Agreement, and all amendments thereto shall be referred to herein collectively as the “Lease”), Landlord leased to Tenant certain premises containing approximately 100,987 rentable square feet in a building located on certain land (the “Land”) at 3900 North Paramount Parkway, Morrisville, Wake County, North Carolina 27560 (the “Premises”), all as more particularly described in the Lease; and

WHEREAS, the parties hereto desire to modify the Rent Adjustment for the entire Premises as set forth in the Fifth Lease Amendment to Lease Agreement; and

WHEREAS, the parties hereto desire to amend the Lease, among other things, to reflect such modification; and

NOW, THEREFORE, for and in consideration of Ten Dollars ($10.00) paid by Landlord and Tenant to one another, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged by Landlord and Tenant, Landlord and Tenant amend the Agreement as follows:

1. Base Rent, Operating Expenses and Security Deposit.

(a) The following sentence of Article 2(a) of that certain Fifth Lease Amendment to Lease Agreement is deleted in its entirety

“On November 8, 2008, Tenant’s base rent shall be adjusted to the then current Market Rent (as defined in the Lease) and taking into account the readjustment of the operating expenses as set out in paragraph 2(b) below; provided, however, that in no event shall the base rent per square foot, as adjusted, be less than Tenant’s then current rent.”

and replaced with the following:

“On November 9, 2008 (the “Rent Adjustment Date”), Tenant’s Base Rent for the entire Premises shall be adjusted to the lesser of (i) an amount equal to one hundred three percent (103%)

of the Base Rent per square foot for the twelve (12) month period immediately preceding the Rent Adjustment Date, or (ii) the then current Market Rent (as hereinafter defined) and taking into account the readjustment of the operating expenses as set out in Paragraph 2(b)(ii) of the Fifth Lease Amendment to Lease Agreement; provided, however, that in no event shall the Base Rent per square foot, as adjusted, be less than Tenant’s then current rent. Beginning on November 9, 2009, Tenant’s Base Rent, as determined above, will be increased by three percent (3%) for each successive twelve (12) month period through the expiration of the current Lease term.”

(b) The following sentence of Article 2(b) of that certain Fifth Lease Amendment to Lease Agreement is deleted in its entirety

“Operating Expenses. Effective on November 8, 2008, Article 2(b)(ii) of the Lease is hereby amended by deleting the following:”

and replaced with the following:

“Operating Expenses. Effective on November 9, 2008, Article 2(b)(ii) of the Lease is hereby amended by deleting the following:”

2. Effective Date. The provisions of this Amendment shall be and become effective as of the date and year first above written.

3. Severability. In the event any term, covenant or condition of this Amendment, the Lease, or any amendments thereto shall to any extent be invalid or unenforceable, the remainder shall not be affected thereby and each term, covenant or condition shall be valid and enforceable to the full extent permitted by law.

4. Successors and Assigns. This Amendment shall apply to, inure to the benefit of, and be binding upon the parties hereto and upon their respective heirs, legal representatives, successors and permitted assigns, except as otherwise provided herein.

5. Authority of Tenant. Tenant certifies to Landlord that it is authorized to enter into this Amendment, and that those persons signing below on its behalf are authorized to do so, and shall promptly upon the request of Landlord provide a resolution to this effect.

6. Interpretation. Although the printed provisions of this Amendment were drafted by Landlord, such fact shall not cause this Amendment to be construed either for or against Landlord or Tenant. All capitalized terms, not otherwise defined, shall be defined as provided in the Lease.

7. Full Force and Effect. Except as modified hereby, the Lease remains unmodified and in full force and effect.

8. Governing Law. This Amendment shall be governed by and construed in accordance with the laws of the State of North Carolina.

9. Mutual Acknowledgment of Non-Existence of Claims. Landlord and Tenant acknowledge and agree that as of the day hereof there are no known claims by either party against the other party hereto arising from the relationship as Landlord and Tenant, respectively, pursuant to the Lease, as amended.

10. Confidentiality. Except as otherwise required by law to be disclosed by Tenant, the terms and provisions of the Lease and this Amendment are strictly confidential, are to be shared by Tenant only with its accountant, employees, and attorneys, and each of those parties shall be advised of the confidential nature of the lease and this Amendment.

[Execution signatures contained on the following page]

IN WITNESS WHEREOF, the undersigned have caused this Amendment to be executed under seal and delivered as of the day and year first above written.

LANDLORD:

DUKE REALTY LIMITED PARTNERSHIP, an Indiana limited partnership doing business in North Carolina as Duke Realty of Indiana Limited Partnership

			By:	Duke Realty Corporation, an Indiana corporation, its General Partner

			By:	/s/ H. Andrew Kolton
			Name:	H. Andrew Kolton
			Title:	Senior VP

ATTEST:		TENANT:

By:	/s/ Charles H. Munn, Jr.	PPD DEVELOPMENT LP, a Texas limited partnership
Name:	Charles H. Munn, Jr.
Title:	Assistant General Counsel
		By:	PPD GP, LLC, a Delaware limited liability company, its General Partner

			By:	/s/ Fred B. Davenport, Jr.
			Name:	Fred B. Davenport, Jr.
			Title:	President

Guarantor hereby executes this Amendment to evidence its consent to this Amendment.

ATTEST:		GUARANTOR:

PHARMACEUTICAL PRODUCT DEVELOPMENT, INC., a North Carolina Corporation

By:	/s/ Charles H. Munn, Jr.	By:	/s/ Fred B. Davenport, Jr.
Name:	Charles H. Munn, Jr.	Name:	Fred B. Davenport, Jr.
Title:	Assistant General Counsel	Title:	President

END OF EXECUTION SIGNATURES